Exhibit 32
                    CERTIFICATION PURSUANT TO
                         18 U.S.C. 1350,
                     AS ADOPTED PURSUANT TO
          SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of AEI Real Estate Fund 85-A Limited Partnership (the "Partnership") on Form 10-QSB for the period ended June 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Robert P. Johnson, President of Net Lease Management 85-A, Inc., the Managing General Partner of the Partnership, and Patrick W. Keene, Chief Financial Officer of Net Lease Management 85-A, Inc., each certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     1.   The  Report  fully  complies with the  requirements  of
          Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2.   The   information  contained  in  the   Report   fairly
          presents, in all material respects, the financial condition and results of operations of the Partnership.



                              /s/ Robert P. Johnson
                              Robert P. Johnson, President
                              Net Lease Management 85-A, Inc.
                              Managing General Partner
                              August 8, 2003




                              /s/ Patrick W. Keene
                              Patrick W. Keene, Chief Financial Officer
                              Net Lease Management 85-A, Inc.
                              Managing General Partner
                              August 8, 2003